EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT dated as of May 23, 2005, among XDOGS, INC., a Nevada Corporation ("Buyer") and Mid-Continents Investments, Inc. ("Seller"), an Oklahoma Corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     A. Seller owns an undivided eighty percent (80%) Net Revenue Interest in certain oil and gas leasehold interests described with particularity in Exhibit "A" (the "Leasehold"); and,

     B. Buyer desires to acquire from Seller the Leasehold for which Buyer will issue 85,000,000 common shares of stock of Buyer ("Acquired Common Shares") to Seller; and,

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                     REPRESENTATION AND WARRANTIES OF SELLER

Seller represents and warrant to Buyer that:

1.1 Seller's Organization, Good Standing and Authority. Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Oklahoma and is duly registered and authorized to conduct business in the State of Kansas and has all necessary power to own all of its properties and assets and to carry on its business as now being conducted. At the Closing, Seller shall be in good standing as an Oklahoma corporation, and shall deliver to Seller at the Closing a true and correct copy of its Articles, certified by the Secretary of State of Oklahoma, and its Bylaws, certified as a true and correct copy of same by the Secretary of Seller.

1.2 Leasehold. At the date of this Agreement, except as described on Exhibit "1.2" attached hereto, Seller owns the Leasehold subject to no security interests, mortgage, pledge, lien, encumbrance, or charge, except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, which do not materially detract from the marketability or the value of the properties subject thereto, or which do not materially impair the utilization thereof.

1.3 Leasehold Equipment. At the date of this Agreement, Seller owns all of the personal property as described in Exhibit "1.3" (the "Leasehold Equipment") subject to no security interests, mortgage, pledge, lien, encumbrance, or charge, except for minor imperfections of title and encumbrances, if any, which are not substantial in amount, which do not materially detract from the marketability or the value of the properties subject thereto, or which do not materially impair the utilization thereof.

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1.4  Tax Matters. Except as disclosed on Exhibit "1.4" attached hereto, Seller has filed all required tax returns. Seller has paid or set up an adequate reserve in respect of all taxes for the periods covered by such returns.

1.5 No Conflict. To Seller's best knowledge and except as disclosed on Exhibit "1.5" attached hereto, neither the execution by Seller of this Agreement, the consummation by Seller of the transactions contemplated herein nor the compliance by Seller with the provisions of this Agreement conflicts with or results in a breach of any provisions of any applicable law, judgment, order, writ, injunction, decree, rule, regulation or agreement to which Seller is a party or by which Seller is bound, or constitutes a default under any thereof.

1.6 Litigation and Proceedings. Except as disclosed on Exhibit "1.6" attached hereto, there are no legal, administrative, arbitration, governmental, or other proceedings, actions, suits, claims or investigations instituted or pending or threatened to which Seller, or any of its directors, officers or employees, is a party which relates to Seller or its properties and which would have a material adverse effect upon the business, financial condition, properties or prospects of the Seller.

1.7 Authorized and Effective Agreement. Seller has all requisite corporate power and authority to enter into and to perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Seller and its shareholders. This Agreement has been duly and validly executed and delivered by Seller, but is subject to proxy and shareholder approval.

1.8 No Breach. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated by this Agreement, nor Seller's compliance herewith (i) does or will conflict with or result in a breach of any provisions of the Articles or Bylaws of Seller, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Seller pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller.

1.9 Consents and Approvals. No consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary on the part of Seller in connection with the execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated by this Agreement. Seller is not aware of any reasons why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement.

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1.10 Material Adverse Change. Except as disclosed on Exhibit "1.10", since
     February 17, 2005, Seller has conducted its business in the ordinary and usual course (excluding the incurring of expenses and the filing of applications with governmental and regulatory authorities in connection with this Agreement and the transactions contemplated by this Agreement), and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, is reasonably likely to have a material adverse effect on Seller.

1.11 Compliance with Laws. Except as disclosed on Exhibit "1.11", Seller is not in violation of its Articles or Bylaws, or of any applicable foreign, federal, state or local law or ordinance or any order, rule or regulation of any foreign, federal, state, local or other governmental agency or body, or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a material adverse effect on the properties or operation of Seller's business, and Seller has not received any notice or communication from any foreign, federal, state or local governmental authority asserting that Seller is in violation of any of the foregoing which could reasonably be expected to have a material adverse effect on Seller. Seller is not subject to any regulatory or supervisory cease and desist order, stop order, agreement, written directive, understanding or written commitment, and has not received any written communication requesting that it enter into any of the foregoing.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants that:

2.1 Buyer's Organization, Good Standing and Authority. As of the date of this Agreement, Buyer is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada and is duly registered and authorized to conduct business in the State of Kansas. Buyer has all requisite and full corporate power and authority, and is duly qualified, authorized, approved and licensed to own, lease, and operate its properties and to carry on its business as it is presently being in each jurisdiction in which its activities requires such licensing, approval or qualification, except where the failure to be so licensed, qualified, approved or in good standing would not have a material adverse effect on Buyer. Buyer has previously delivered to the Seller true and complete copies of its Articles of Incorporation ("Articles") and its Bylaws together with all amendments thereto to date. At the Closing, Buyer shall be in good standing as a Nevada corporation, and shall deliver to Seller at the Closing a true and correct copy of its Articles, certified by the Secretary of State of Nevada, and its Bylaws, certified as a true and correct copy of same by the Secretary of Buyer.

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2.2  Buyer's Capital Structure. As of the date of this Agreement, the authorized capital of Buyer consists of 200,000,000 shares of common stock, $0.01 par value ("Buyer Common Shares"), and one hundred (100) shares of Class A Convertible Preferred Stock, par value $0.01 per share ("Buyer Preferred Shares"), convertible into an undiluted forty percent (40%) interest of Buyer Common Shares. As of the date hereof, there are approximately 79,828,543 shares of Buyer Common Shares issued and outstanding together with the one hundred (100) shares of Buyer Preferred Shares issued and outstanding (collectively "Buyer Issued Equity"). All of the Buyer Issued Equity is validly issued, fully paid and nonassessable and has been issued in full compliance with all applicable U.S. federal and U.S. state securities laws. The Buyer has no other securities of any kind, whether debt, equity, derivative or hybrid, issued or outstanding, other than Buyer Common Shares and the Buyer Preferred Shares as well as there are no outstanding subscriptions, rights, preemptive rights, options, warrants, convertible securities or other agreements or commitments which would obligate the Buyer to issue or to transfer any additional shares of Buyer Common Shares and Buyer Preferred Shares or any other securities of the Buyer. Buyer Common Shares are listed for trading in the Over-the-Counter Bulletin Board ("OTCBB"). The outstanding shares of Buyer Common Shares have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and are listed for trading in the OTCBB.

2.3 Subsidiaries. Buyer does not own, nor does it have any right or obligation to acquire, directly or indirectly, any interest or investment (whether debt or equity) in any corporation, limited liability company, partnership, joint venture, business or other entity of any kind whatsoever.

2.4  Financial Statements and Regulatory Reports.

     (a) Buyer has previously delivered or made freely available to the Seller the audited financial statements of Buyer (including statements of financial condition and the related statements of operations, stockholders' equity and changes in financial position) for the years ended March 31, 2001, 2002 and 2003, (collectively, the "Buyer's Financial Statements"). Buyer's Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and present fairly the financial condition and results of operations of Buyer. The audits of the Buyer's Financial Statements have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Buyer are being maintained in material compliance with applicable legal and accounting requirements and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Buyer. Buyer has no material indebtedness, obligation, or liability, known, contingent or otherwise, except those reflected in Buyer's Financial Statements, and specifically listed on Buyer's December 31, 2004, Form 10-QSB/A-2 attached hereto as Exhibit "2.4" (listing of creditors' and amounts) and those subsequently incurred in the ordinary course of business and which are not in the aggregate material to the operations of Buyer.

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     (b)  Buyer shall deliver or make freely available to Seller any and all financial and other reports provided to and correspondence with any regulatory agency having jurisdiction over Buyer. The books of account of Buyer fully and fairly reflect all of the material assets, liabilities and transactions of Buyer required to be set forth therein for regulatory purposes and under generally accepted accounting principles and are correct and complete in all material respects. All reports filed with any of Buyer's regulators have been properly prepared in accordance with applicable regulations and are materially correct and complete.

     (c) Prior to this agreement Buyer made available all requested financial information and Seller has had ample opportunity to investigate the Buyer's financial affairs and has not relied on any statements made by Buyer or its principals or agents, and has not relied on any papers or documents furnished by Buyer, but has conducted its own independent investigation, or had amply opportunity to do so.

2.5  Tax Matters.

     (a) Buyer has not timely filed all foreign and provincial, U.S. federal, state and local income, franchise, excise, real property, personal property and other tax returns required by applicable law to be filed by it (including without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and has not made timely payment of or, where payment is not required to have been made, has not set up an adequate reserve or accrual for the payment of, all taxes shown to be due and payable, whether disputed or not, in respect of the periods covered by such returns.

     (b)  Buyer has filed, its 2001, 2002 and 2003 tax returns.

     (c) Other than otherwise disclosed, all foreign, federal, state and local income, franchise, excise, real property, personal property and other tax returns filed by the Buyer are complete and accurate in all material respects. The foreign, federal, state and local income tax returns of Buyer have been prepared substantially in compliance with applicable tax laws, regulations and policies, and Buyer has not received a notice of examination from the applicable tax authorities regarding those returns. Buyer has no agreements in effect to extend the period of limitations for the assessment or collection of any tax.


2.6 Properties. Except as disclosed on Exhibit "2.6" attached hereto, all personal property (less than $2,000.00 value) owned or used by Buyer in its business is in an adequate condition (ordinary wear and tear excepted) and sufficient to carry on the Buyer's business consistent with its past practice.

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2.7  Litigation and Proceedings. Except as set forth in Buyer's December 31,
     2004, 10-QSB/A-2 attached hereto as Exhibit "2.7", there are no legal, administrative, arbitration, governmental, or other proceedings, actions, suits, claims or investigations instituted or pending or threatened to which Buyer, or any of its directors, officers or employees, is a party which relates to Buyer or its properties and which would have a material adverse effect upon the business, financial condition, properties or prospects of the Buyer. Buyer is not a party to any judgment, order, writ, injunction or decree having a material adverse effect on Buyer, except as disclosed in Buyer's December 31, 2004, 10-QSB/A attached hereto as Exhibit "2.7". Buyer has not committed any act or omitted to perform any act reasonably be expected to give rise to any material legal action or other material proceeding before any court or administrative agency.

2.8 Authorized and Effective Agreement. Buyer has all requisite corporate power and authority to enter into and to perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer and its shareholders. This Agreement has been duly and validly executed and delivered by Buyer, but is subject to proxy and shareholder approval.

2.9 No Breach. Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated by this Agreement, nor Buyer's compliance herewith (i) does or will conflict with or result in a breach of any provisions of the Articles or Bylaws of Buyer, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Buyer pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which any of its properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

2.10 Consents and Approvals. Except as disclosed on Exhibit "2.10", no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary on the part of Buyer in connection with the execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated by this Agreement. Buyer is not aware of any reasons why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (a) consummation of the transactions contemplated by this Agreement and (b) the continuation by Buyer after the Closing Date of its business as carried on immediately prior to the Closing Date, free of any conditions or requirements which, in the reasonable opinion of the Buyer, could have a material adverse effect on Buyer or the Seller , or materially impair the value of Buyer to the Seller.

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2.11 Material Adverse Change. Since February 17, 2005, Buyer has conducted its business in the ordinary and usual course (excluding the incurring of expenses and the filing of applications with governmental and regulatory authorities in connection with this Agreement and the transactions contemplated by this Agreement), and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, is reasonably likely to have a material adverse effect on Buyer.

2.12 Compliance with Laws. Except as disclosed on Exhibit "2.12", Buyer is not in violation of its Articles or Bylaws, or of any applicable foreign, federal, state or local law or ordinance or any order, rule or regulation of any foreign, federal, state, local or other governmental agency or body, or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a material adverse effect on the properties or operation of Buyer's business, and Buyer has not received any notice or communication from any foreign, federal, state or local governmental authority asserting that Buyer is in violation of any of the foregoing which could reasonably be expected to have a material adverse effect on Buyer. Buyer is not subject to any regulatory or supervisory cease and desist order, stop order, agreement, written directive, understanding or written commitment, and has not received any written communication requesting that it enter into any of the foregoing.

2.13 Public Securities. Buyer is in compliance with all applicable laws and regulations regarding the listing and trading of its securities on the OTCBB and regarding its registration and reporting under the 1934 Act, Buyer has not received any notice of any alleged violation of any law or regulation regarding its registration and reporting obligations under the 1934 Act or with respect to its listing or trading on the OTCBB, nor to the best of Buyer's knowledge have any such allegations been threatened.


                                   ARTICLE III
                         CONDITIONS PRECEDENT TO CLOSING

3.1 Conditions Precedent to the Parties' Obligation to Close. The obligations of the parties to close the transactions contemplated by this Agreement are subject to the satisfaction on or before the Closing of all of the conditions set forth below in this Article III. A party may waive any or all of these conditions in whole or in part without any prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by such party of any of its other rights and remedies, at law or in equity, if any of the other parties to this Agreement shall be in default of any of their respective representations, warranties or covenants under this Agreement.

     (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Buyer and Seller, including, but not limited to, approval of the Agreement by the requisite vote of the shareholders of Buyer of this Agreement.

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     (b)  All approvals and consents for the transactions contemplated in this
          Agreement which are required for Seller's purchase of the Acquired Common Shares and the other transactions contemplated by this Agreement shall have been received and all statutory waiting periods in respect thereof shall have expired; and Buyer and Seller shall have procured all other approvals, consents and waivers of each person (other than the governmental entities referred to above), if any, whose approval, consent or waiver is necessary to the consummation of the purchase of the Acquired Common Shares.

     (c) Neither Buyer nor Seller shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of any of the transactions contemplated by this Agreement.

     (d) Buyer and Seller have completed their respective due diligence investigation of one another to their mutual satisfaction as permitted under this Agreement.

3.2 Conditions Precedent to the Obligations of Seller to Close. The obligations of Seller to close this Agreement are subject to the satisfaction on or before the Closing of all of the conditions set forth below in this Article
     3.2. Seller may waive any or all of these conditions in whole or in part without any prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by such party of any of its other rights and remedies, at law or in equity, if Buyer shall be in default of any of its representations, warranties or covenants under this Agreement.

     (a) The representations and warranties of Buyer as set forth this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date).

     (b) Buyer and Seller shall have performed in all material respects all their respective obligations, satisfied all conditions precedent and complied with all covenants required to be performed, satisfied or complied with by each of them, respectively, pursuant to this Agreement on or prior to the Closing Date.

     (c) Buyer shall have delivered to Seller a certificate, dated the date of the Closing and signed by Buyer's President to the effect that the conditions set forth in to Closing have been satisfied, and that all of Buyer's representations and warranties are true and correct as of the Closing Date.

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     (d)  Buyer shall have furnished Seller with such certificates of its officers and such other documents to evidence fulfillment of the conditions set forth in this Agreement as such conditions relate to the Buyer as Seller may reasonably request, in accordance with typical practice in the Closing of such transactions.


                                   ARTICLE IV
                            TERMS OF THE TRANSACTION

4.1 The Transaction. The sale by Seller of the Leasehold for the Acquired Common Shares shall be made on the Closing Date (as defined in Article V) and shall be based on the respective representations, warranties and agreements of Seller and Buyer, and shall be subject to the terms and conditions herein stated.

4.2 The Leasehold and the Acquired Common Shares. Buyer shall, at the Closing deliver to Seller One Hundred Million (100,000,000) Common Shares for the transfer and delivery by Seller to Buyer of the Leasehold.

4.3 Employment Agreement. Seller agrees and acknowledges that Buyer and Kent Rodriguez will enter into an employment agreement, commencing on date of Closing, consisting the following terms: naming Kent Rodriguez as President/CEO until May 31, 2005, thereafter Consultant to Buyer and ending on July 25, 2005, a salary equal to $5,000.00 per month which Buyer may accrue if the Buyer is unable to pay the salary, provided that the salary shall be paid in full by the termination of the employment agreement on July 25, 2005, along with business related expenses reimbursed with prior approval of Seller, including travel and lodging to Tulsa, Oklahoma.

4.4 Material Changes to Capital Structure. Buyer and Seller agree not to make any material changes in the debt or equity structure of Buyer for a period of twelve (12) months after the Closing Date without the written approval of Kent Rodriguez.

4.5 Indemnification. Seller hereby agrees to indemnify, defend and hold harmless Buyer and Kent Rodriguez from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorney fees and expenses, asserted against, resulting to, and imposed upon or incurred by Buyer or Kent Rodriguez caused by (a) liabilities and obligations of, and claims against Buyer or Kent Rodriguez (including but not limited to the payment of taxes, assessment, stock issuances, existing debt or services payable either in the form of stock or cash and the like) existing as of the Closing Date or arising out of facts or circumstances existing on or prior thereto, which Buyer has disclosed to Seller, or (b) a material breach of any agreement, covenant, representation or warranty of any Seller. Seller hereby agrees to reimburse Buyer should Buyer pay any such demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorney fees and expenses.

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     Buyer acknowledges that it is not current on is taxes (Federal, State and
     Payroll). Seller shall assume the Tax Liability of the Buyer


                                    ARTICLE V
                                     CLOSING

5.1 Closing. The Closing of the transactions contemplated hereby shall be held at 11:00 A.M., on May 11, 2005, at the offices of Riggs, Abney Law Firm, 502 West Sixth Street, Tulsa, OK 74119, or at such other place as the parties may agree upon. The time and date of Closing is herein called the "Closing Date."

                                   ARTICLE VI
                       ACCESS TO INFORMATION AND DOCUMENTS

6.1 Access to Information. Seller will, or will cause Seller to, give to Buyer and its counsel, accountants, engineers and other representatives full access during normal business hours to all the properties, documents, contracts and records of Seller and furnish Buyer with copies of such documents (certified if so requested) and with such information with respect to the affairs of Seller as Buyer may from time to time reasonably request.

                                   ARTICLE VII
                               COVENANTS OF SELLER

7.1 Encumbrances. Prior to the Closing Date, Seller will not incur or suffer to exist any lien, charge or encumbrance on the Leasehold other than as provided in this Agreement.

7.2 Preservation of Business. Seller will use its best efforts to preserve and keep the business organization of Buyer intact, to keep available to Buyer the services of the present officers and employees of Seller, and to preserve for Buyer and Seller the good will of the suppliers, customers and others having business relations with Seller.

7.3 Consent. Prior to the Closing Date, Seller will not, without first obtaining the written consent of Buyer:

     (a) Encumber any asset or enter into any transaction or make any contract or commitment relating to the Leasehold, assets and business otherwise than in the ordinary course of business.

     (b) Enter into any employment contract, which is not terminable upon notice of 30 days or less at will without penalty to Seller.

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     (c)  Enter into any contract or agreement (i) which cannot be performed within three (3) months or less, or (ii) which involves the expenditure of over Ten Thousand Dollars ($10,000.00).

7.4 Records. Seller will cooperate with Buyer in delivering to Buyer all records, formulas, know-how, technical data, secrets and other methods and processes used by Seller in its business, and will cooperate with Buyer in connection therewith after the Closing Date in such manner as may reasonably be required by Buyer.

                                  ARTICLE VIII
                            TERMINATION OF AGREEMENT

8.1 Termination. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

     (a)  By mutual consent of the Seller and Buyer;

     (b) By Buyer, if there has been a material misrepresentation in this Agreement by Seller, or a material breach by Seller of any of the warranties or covenants of Seller set forth herein, or a failure of any condition to which the obligations of Buyer are subject;

     (c) By Seller, if there has been a material misrepresentation in this Agreement by Buyer, or a material breach by Buyer of any of the warranties or covenants of Buyer set forth herein, or a failure of any condition to which the obligations of Seller are subject; or

     (d) By Seller or Buyer if the Closing Date shall not have occurred on or prior to May 6, 2005, for any reason.


                                   ARTICLE IX
                         CONDITIONS TO CLOSING OF BUYER

     The obligation of Buyer to purchase the Leasehold for the Acquired Common Shares pursuant to this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Seller):

9.1 Performance. Each of the agreements of Seller to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed.

9.2 Disclosure of Documents. Seller shall have furnished Buyer with copies of the following documents relating to Seller:

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

     (a) The certificate of incorporation and all amendments thereto of Seller, duly certified by the appropriate official of the jurisdiction in which Seller is incorporated.

     (b) Certificates, executed by the proper official of each jurisdiction, as to the good standing and qualification to do business of Seller in the jurisdiction of its incorporation and in each other jurisdiction in which it is required to qualify to do business as a foreign corporation.

9.3. Opinion of Counsel of Seller. Seller's counsel shall have furnished Buyer with a favorable opinion, dated the Closing Date, in form and substance satisfactory to Buyer and its counsel, to the effect that:

     (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma is duly qualified to do business as a foreign corporation wherever required to be so qualified.

     (b) The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the Certificate of Incorporation or By-Laws of Seller or the provisions of any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree of which such counsel has knowledge, to which Seller is a party or by which it is bound, or violate any other restriction of any kind or character to which the Buyer is subject of which such counsel has knowledge.

     (c) Seller has good and marketable title to the Leasehold and it is not subject to any mortgage, pledge, lien, conditional sale agreement, encumbrance or charge.

     (d) Such counsel has no knowledge of, and does not have any reasonable grounds to know of, any litigation, proceeding or governmental investigation pending or threatened against or relating to Seller, its properties or business, or the transactions contemplated by this Agreement or any legal impediment to the continued operation and use by Seller in the ordinary course of business of its properties and assets.

     (e) Each such opinion shall also cover such other matters incident to the transactions contemplated hereby as Buyer or its counsel may reasonably request. In rendering its opinion, such counsel may rely upon title certificates, abstracts or policies and certificates of public officials and of officers of Seller as to factual matters not independently established by such counsel; provided that the extent of such reliance is specified in such opinion and that copies of such documents so relied upon are delivered to Buyers, as the case may warrant.

9.4 Survival of Representations and Warranties. The representations and warranties of Seller contained in this Agreement (including the Exhibits hereto) or in any certificate or document delivered to Buyer pursuant hereto, shall be deemed to have been made again at the Closing Date and shall then be true in all material respects; Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date; and Buyer shall have been furnished with certificates of Seller and of appropriate officers of Seller, dated the Closing Date, certifying in such detail as Buyer may reasonably request to the fulfillment of the foregoing conditions.

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9.5  Investment Agreement. Seller shall have executed and delivered to Buyer an investment agreement, upon the terms set forth in the form of such agreement attached hereto as Exhibit "9.5", providing, in effect, that Seller has acquired the Acquired Common Shares for investment and not with a view to the public distribution thereof.

                                    ARTICLE X
                         CONDITIONS TO CLOSING OF SELLER

     The obligation of Seller to sell the Leasehold for the Acquired Common Shares pursuant to this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Seller):

10.1 Performance. Each of the agreements of Buyer to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed.

10.2 Disclosure Documents. Buyer shall have delivered to Seller a certificate or certificates for the Acquired Common Shares required to be delivered to Seller under Article 3.1, in each case duly registered in the name of Seller.

10.3 Opinion of Legal Counsel of Buyer. Buyer shall have furnished Seller with a favorable opinion, dated the Closing Date, from counsel for Buyer, in form and substance satisfactory to Seller and their counsel, to the effect that:

     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

     (b) Buyer has corporate power to execute, deliver and perform this Agreement, and has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise, to authorize such execution, delivery and performance.

     (c) This Agreement constitutes the valid and legally binding agreement of Buyer in accordance with its terms.

     (d) Buyer has taken all necessary corporate action to issue Acquired Common Shares to Seller, and upon such issuance to Seller, Acquired Common Shares will have been duly authorized and issued, fully paid and nonassessable.

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

     (e) Such opinion shall also cover such other matters incident to the transactions contemplated hereby as Seller or their counsel may reasonably request. In rendering their opinion, such counsel may rely upon certificates of public officials and of officers of Buyer as to matters of fact, provided that the extent of such reliance is specified in such opinion or opinions and that copies of such documents relied upon are delivered to Seller.

     (f) All legal matters shall have been approved by counsel for Buyer, and the Seller shall have received from such counsel an opinion, dated the Closing Date, satisfactory to Seller, relating to legal matters in connection with the transaction contemplated hereby.

10.4 Survival of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto shall be deemed to have been made again at the Closing Date and shall then be true in all material respects; Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing Date; and Seller shall have been furnished with certificates of appropriate officers of Buyer, dated the Closing Date, certifying in such detail as Seller may reasonably request, to the fulfillment of the foregoing conditions.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 Survival of Representations and Warranties. The representations and warranties made in this Agreement and in any certificate, exhibit or document delivered in connection therewith shall survive the Closing Date any investigations made and the delivery or all required instruments and documents hereunder. The absence of specific survival language after any specific provision set forth in the representations, warranties or obligations shall not be deemed or construed to mean that such representations, warranties or obligations do not survive.

11.2 Indemnification. The Buyer hereby agrees to indemnify, defend and hold harmless the Seller from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and reasonable attorney fees and expenses, asserted against, resulting to, and imposed upon or incurred by Seller caused by (a) liabilities and obligations of, and claims against, Buyer (including but not limited to the payment of taxes, assessment, stock issuances, existing debt or services payable either in the form of stock or cash and the like) existing as of the Closing Date or arising out of facts or circumstances existing on or prior thereto, known and unknown to the Buyer as of the Closing Date, and not disclosed to or known by Seller, prior to the Closing, or (b) a material breach of any agreement, covenant, representation or warranty of any Buyer. The Buyer's obligation under this paragraph shall survive the Closing of the transaction contemplated hereunder and the delivery of all required instruments and documents hereunder.

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

11.3 Brokerage Fees. Buyer and Seller represent and warrant that there are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated hereby resulting from any action taken by Seller, by Buyer, by the officers and directors of Seller or Buyer, or by any of them.

11.4 Choice of Law. This Agreement shall be construed and enforced in accordance with the internal law of the State of Oklahoma.

11.5 Arbitration. At the option of either party, any dispute between the parties shall be determined by arbitration administered by the National Arbitration Association under its commercial rules.

11.6 Registration Statement. Buyer and Seller agree not to do a consolidation, reverse split, or an offering of shares subject to Rule S-8 for a period of twelve (12) months after the Closing Date, without the written approval of Kent Rodriguez.

11.7 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served if in writing and delivered personally, or sent by certified mail, postage prepaid, or by telegraph, charges prepaid, if to Buyer, addressed to:

                  XDOGS, Inc.
                  7000 Flour Exchange Building
                  310 Fourth Avenue South
                  Minneapolis, MN  55415

     If to Seller, addressed to:

                  Mid-Continent Investments Corporation
                  7906 East 55th Street
                  Tulsa, OK 74145.

11.9 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

11.10 Counterparts. This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties.

11.11 Disclosure Supplements. From time to time prior to the Closing Date, each party shall promptly supplement or amend any materials previously disclosed and delivered to the other party pursuant to this Agreement with respect to any matter arising after the execution of this Agreement which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials previously disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth below have been satisfied.

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     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as on the day and year first above written.


"BUYER"                                        "Seller"

XDOGS, INC.                                    Mid-Continents Investments, Inc.
a Nevada corporation



By: / s / Kent A. Rodriguez                    By: / s / Robert Boeckman
-------------------------------                -------------------------
Kent A. Rodriguez                              Robert Boeckman
Its: Chief Executive Officer                   Its: President

















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